Exhibit 10.2

FIRST AMENDMENT TO PROMISSORY NOTE

This First Amendment to Promissory Note ("First Amendment") is made as of this 7th day of April 2017 and amends that certain Promissory Note dated Ju ly 6, 2016 (the "Note") by OS TYBEE, LLC, a Georgia limited liability company (“OS Tybee”), SB TYBEE, LLC, a Georgia limited liability company (“SB Tybee”), and JV JEFFERSONVILLE, LLC, a Georgia limited liability company (“JV Jeffersonville”), jointly and severally, (collectively referred to as “Maker”), in favor of ADCARE HEALTH SYSTEMS, INC., a Georgia corporation (hereinafter, “Holder”), pursuant to which Maker was entitled to borrow from Holder the principal sum of up to ONE MILLION AND 00/100 DOLLARS ($1,000,000.00), together with simple interest accruing on the unpaid balance of this Note at a rate equal to Thirteen and one-half percent (13.5%) per annum (the “Interest Rate”). Maker and Holder desire and agree to amend the Note as follows:

PRINCIPAL BALANCE/PAYDOWN. Maker and Holder acknowledge and agree that as of the date hereof, the principal balance due under the Note including accrued interest is Nine Hundred Twenty Thousand Two Hundred Seventeen Dollars ($920,217). As of the date hereof, Maker is securing a loan from Congressional Bank ("Bank") which will be senior to this Note, pursuant to a Revolving Credit and Security Agreement (the "Senior Loan Documents"). Upon receipt of the funds from Bank, Maker shall immediately remit $80,000 to Holder, leaving a principal balance of Eight Hundred Forty Thousand Two Hundred Seventeen Dollars ($840,217) which Maker shall repay to Holder in accordance with the terms of this Note. Maker shall not be entitled to make any further draws or borrow any more funds from Holder under this Note.

MATURITY DATE. The Maturity Date is three years and six months from the date hereof but Maker may extend the date for six months provided (i) Bank extends the loan under the Senior Loan Documents for at least one year, (ii) Maker is current on all amortization payments called for in the Amortization Schedule, and (ii) Maker is not in default under the Note or its subleases for the Facilities at such time.

INTEREST RATE. The Interest Rate shall increase by One Percent (1%) on the anniversary date of this Note until paid in full.

AMORTIZATION PAYMENTS. The principal balance due under the Note is to be amortized at the Interest Rate which, with the increases in the Interest Rate, results in monthly payments as set forth on the amortization schedule attached hereto (the "Amortization Schedule"). Maker shall make these payments to Holder on the first day of each calendar month through the Maturity Date but subject to Maker's satisfaction and compliance with the covenants and restrictions in the Senior Loan Documents, including but not limited to, the Fixed Charge Coverage Ratio, as defined therein. Interest will accrue on any payment called for in the Amortization Schedule but which Maker does not pay to Holder due to the restriction in the Senior Loan Documents ("Deferred Payments"). Maker shall promptly pay any Deferred Payments as soon as it is able to do so in compliance with the Senior Loan Documents. In no event will Maker distribute any funds to any shareholders or officers as dividends, bonuses, distributions or the like (collectively, "Disbursements") while any Deferred Payments are outstanding or if such Disbursements would cause Maker to defer payments in the future.

BALLOON PAYMENT. Maker shall pay the entire remaining principal sum of this Note together with all accrued and unpaid interest in a balloon payment on the Maturity Date.

All other terms and conditions of the Note not expressly amended above are hereby reaffirmed by Maker and remain in full force and effect.

[Signatures begin on the following page.]

IN WITNESS WHEREOF, Maker has executed and delivered this First Amendment effective as of the day and year first above written.

OS TYBEE LLC,
a Georgia limited liability company
OS TYBEE LLC,
a Georgia limited liability company
By: Name
                                        David Lemcke

Title: CFO

SB TYBEE LLC,
a Georgia limited liability company
By: Name
                                        David Lemcke

Title: CFO

JV JEFFERSONVILLE, LLC,
a Georgia limited liability company
By: Name
                                        David Lemcke

Title: CFO

Holder acknowledges and agrees to this First Amendment as of the date set forth above:

ADCARE HEALTH SYSTEMS, INC.,
a Georgia corporation

By:_______________
Name:_____________     Title:______________

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